Exhibit 99.1

Webcast: Today, January 30, 2014 at 10:00 a.m. ET

www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	JCIR
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS FOURTH QUARTER

NET REVENUE OF $27.3 MILLION AND DILUTED EPS OF $0.16

FULL YEAR 2013 NET REVENUE RISES 4.7% WHILE

2013 SAME STATION NET REVENUE INCREASES 1.9%

NAPLES, Florida, January 30, 2014 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and twelve month periods ended December 31, 2013 as summarized below.

Summary of Fourth Quarter and 2013 Full Year Results

In millions, except per share data	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Net revenue	$27.3	$27.4	(0.5)%	$104.9	$100.2	4.7%
Station operating income (SOI) (non-GAAP) (1)	10.2	10.8	(5.2)%	37.9	37.7	0.4%
Operating income (1)	7.4	8.1	(8.3)%	26.8	27.5	(2.5)%
Net income (1) (2)	3.6	3.6	(0.7)%	11.5	11.0	4.7%
Net income per diluted share (1) (2)	$0.16	$0.16	—	$0.51	$0.48	6.3%

(1)	Station operating income, operating income, net income and net income per diluted share for the twelve month period ended December 31, 2012 benefited from a pre-tax $0.8 million music license fee settlement with BMI which had the effect of reducing station operating expenses during the period.
(2)	Net income and net income per diluted share for the twelve month period ended December 31, 2013 was impacted by a pre-tax $1.0 million fee incurred in connection with debt pre-payment and a non-cash pre-tax charge of $1.3 million for loss on extinguishment of long-term debt incurred in connection with an amended credit agreement and the debt pre-payment. Net income and net income per diluted share for the twelve month period ended December 31, 2012 reflects a non-cash pre-tax charge of $2.6 million for loss on extinguishment of long-term debt.

The $0.1 million, or 0.5%, decline in net revenue during the three months ended December 31, 2013 primarily reflects the impact of a reduction in political advertising compared with the same period in 2012.

Lower net revenue in the 2013 fourth quarter and a $0.4 million, or 2.5%, increase in station operating expenses related to operating KVGS-FM in Las Vegas which was acquired in September 2013, as well as a rise in sales and programming expenses, caused fourth quarter 2013 station operating income (SOI), a non-GAAP financial measure, to decrease by $0.6 million, or 5.2%, to $10.2 million, as compared to the 2012 fourth quarter. The $0.7 million, or 8.3% year-over-year reduction in 2013 fourth quarter operating income is primarily attributable to the year-over-year revenue decline and a $0.5 million or 2.7% increase in total operating expenses compared with fourth quarter 2012 levels.

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Beasley Broadcast Group, 1/30/14	page 2

Interest expense in the 2013 fourth quarter declined by 34.3%, or $0.7 million, reflecting the lower cost of borrowing resulting from the refinancing of the second lien debt in the second quarter of 2013 and reduced amounts outstanding. Income tax expense in the 2013 fourth quarter of $2.4 million was flat with the 2012 fourth quarter, reflecting flat pre-tax income for both periods. Fourth quarter 2013 net income and net income per diluted share was $3.6 million and $0.16, respectively, which compares with net income and net income per diluted share of $3.6 million and $0.16, respectively, in the same period last year.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same-Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Beasley Broadcast Group’s fourth quarter net revenue decline primarily reflects a reduction in political spending as in the fourth quarter of 2012 we recorded approximately $1.2 million in political advertising revenue. While we were not able to fully offset the cyclical impact of political revenue, the fourth quarter radio advertising environment in our markets remains healthy and on an actual basis we reported just a slight decline in net revenue compared with last year. Excluding the benefit of political advertising in the year-ago quarter, Beasley Broadcast Group’s 2013 fourth quarter same station net revenue rose approximately 2% and, reflecting our success throughout 2013, actual full year net revenue rose 4.7% while same station net revenue for 2013 was up 1.9% versus full year 2012.

“Overall, for our five markets that report to Miller Kaplan – which represent approximately 76% of total fourth quarter revenue – Beasley station cluster revenue declined by 2.6%, which again was primarily attributable to the cyclical nature of political advertising, while the total revenue for all reporting radio stations in these markets decreased by 4.1% for the quarter. Beasley Broadcast Group’s out-performance relative to our markets again highlights the benefit of our organization-wide focus on strong core programming and targeted localism. Our planned investments in sales and programming and the expansion of our digital offerings, combined with the revenue decline, led to fourth quarter 2013 SOI which was 5.2% below year-ago levels.

“In addition to our focus on core programming and expanding our on-air and digital advertising platforms, we continue to strengthen our balance sheet. Reflecting strong operating cash flow, we made repayments totaling $3.4 million against the credit facility during the fourth quarter, reducing borrowings to $106.9 million at December 31, 2013 from $116.8 million at the end of 2012. Our debt and leverage reduction initiatives over the last few years are benefiting our bottom line, as fourth quarter interest expense declined year-over-year by over 34%, or approximately $0.7 million, while our leverage ratio is at its lowest level in over 10 years. We intend to continue using cash from operations to further lower debt and to pursue other initiatives to enhance shareholder value. In this regard, during the fourth quarter the Company re-initiated a quarterly cash dividend of $0.045 per share with the first dividend paid earlier this month.

“In 2014, we remain focused on ensuring that our station clusters match or exceed their market’s revenue performance while further strengthening our balance sheet. We have strong station clusters and ratings in key markets and excellent leadership and personnel across our organization. We believe our focus on our core content and new media opportunities positions Beasley Broadcast Group to deliver compelling entertainment to radio users, a high value media buy for advertisers and profitable station and digital revenue growth for the Company.”

Webcast Information

The Company will host a webcast today, January 30, 2014, at 10:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

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Beasley Broadcast Group, 1/30/14	page 3

About Beasley Broadcast Group

Founded in 1961, Beasley Broadcast Group, Inc., www.bbgi.com, is a radio broadcasting company that owns and operates 44 stations (28 FM and 16 AM) located in eleven large- and mid-size markets in the United States. The Company also operates one station in the expanded AM band in Augusta, GA.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three months ended December 31, 2013, same-station results exclude revenue and expenses from KVGS-FM in Las Vegas. For the twelve months ended December 31, 2013, same-station results exclude revenue and expenses from KOAS-FM and KVGS-FM in Las Vegas. For the twelve months ended December 31, 2012, same-station results exclude revenue and expenses from KOAS-FM. KVGS-FM was acquired during the 2013 third quarter and KOAS-FM was acquired during the 2012 third quarter.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

SOI is a measure widely used in the radio broadcast industry. The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of the two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “guidance,” “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2012. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: external economic forces that could have a material adverse impact on our advertising revenues and results of operations; our radio stations may not be able to compete effectively in their respective markets for advertising revenues; we may not remain competitive if we do not respond to changes in technology, standards and services that affect our industry; our substantial debt levels; and, the loss of key personnel. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of January 30, 2014, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 1/30/14	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Net revenue	$27,287,516	$27,436,531	$104,905,720	$100,240,597

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (1) (2)	17,061,663	16,647,629	67,044,139	62,528,795
Corporate general and administrative expenses (including stock-based compensation) (3)	2,243,679	2,184,057	8,624,395	8,105,250
Other operating expenses	—	—	185,916	—
Depreciation and amortization	580,233	533,703	2,220,641	2,097,179

Total operating expenses	19,885,575	19,365,389	78,075,091	72,731,224
Operating income	7,401,941	8,071,142	26,830,629	27,509,373
Non-operating income (expense):
Interest expense	(1,370,072)	(2,083,896)	(7,081,801)	(6,488,521)
Loss on extinguishment of long-term debt	—	44,179	(1,260,784)	(2,563,979)
Other income (expense), net	(16,635)	12,812	89,758	(178,716)

Income before income taxes	6,015,234	6,044,237	18,577,802	18,278,157
Income tax expense	2,434,318	2,438,956	7,031,539	7,246,887

Net income	$3,580,916	$3,605,281	$11,546,263	$11,031,270

Basic net income per share	$0.16	$0.16	$0.51	$0.49

Diluted net income per share	$0.16	$0.16	$0.51	$0.48

Basic common shares outstanding	22,745,384	22,677,296	22,735,774	22,667,102

Diluted common shares outstanding	22,857,365	22,759,429	22,838,209	22,748,962

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $(4,458) and $(7,923) for the three months ended December 31, 2013 and 2012, respectively and $21,371 and $4,330 for the twelve months ended December 31, 2013 and 2012, respectively.
(3)	Includes stock-based compensation of $191,471 and $95,973 for the three months ended December 31, 2013 and 2012, respectively and $671,724 and $429,739 for the twelve months ended December 31, 2013 and 2012, respectively.

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Beasley Broadcast Group, 1/30/14	page 5

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31, 2013	December 31, 2012
Cash and cash equivalents	$14,299	$11,661
Working capital	21,535	20,754
Total assets	264,209	259,373
Long term debt, less current portion	102,625	113,250
Total stockholders’ equity	$93,626	$83,049

Selected Statement of Cash Flows Data – Unaudited

	Twelve Months Ended December 31,
	2013	2012
Net cash provided by operating activities	$19,913,684	$20,404,535
Net cash used in investing activities	(6,655,233)	(3,787,370)
Net cash used in financing activities	(10,620,086)	(18,566,586)

Net increase (decrease) in cash and cash equivalents	$2,638,365	$(1,949,421)

Calculation of SOI – Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net revenue	$27,287,516	$27,436,531	$104,905,720	$100,240,597
Station operating expenses	(17,061,663)	(16,647,629)	(67,044,139)	(62,528,795)

SOI	$10,225,853	$10,788,902	$37,861,581	$37,711,802

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
SOI	$10,225,853	$10,788,902	$37,861,581	$37,711,802
Corporate general and administrative expenses	(2,243,679)	(2,184,057)	(8,624,395)	(8,105,250)
Other operating expenses	—	—	(185,916)	—
Depreciation and amortization	(580,233)	(533,703)	(2,220,641)	(2,097,179)
Interest expense	(1,370,072)	(2,083,896)	(7,081,801)	(6,488,521)
Loss on extinguishment of long-term debt	—	44,179	(1,260,784)	(2,563,979)
Other income (expense), net	(16,635)	12,812	89,758	(178,716)
Income tax expense	(2,434,318)	(2,438,956)	(7,031,539)	(7,246,887)

Net income	$3,580,916	$3,605,281	$11,546,263	$11,031,270

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Beasley Broadcast Group, 1/30/14	page 6

Calculation of Same-Station SOI - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Reported net revenue	$27,287,516	$27,436,531	$104,905,720	$100,240,597
KOAS-FM	—	—	(3,311,532)	(1,252,318)
KVGS-FM	(555,766)	—	(688,922)	—

Same-station net revenue	$26,731,750	$27,436,531	$100,905,266	$98,988,279

Reported station operating expenses	$17,061,663	$16,647,629	$67,044,139	$62,528,795
KOAS-FM	—	—	(1,593,400)	(628,936)
KVGS-FM	(319,105)	—	(420,427)	—

Same-station operating expenses	$16,742,558	$16,647,629	65,030,312	$61,899,859

Same-station net revenue	$26,731,750	$27,436,531	$100,905,266	$98,988,279
Same-station operating expenses	16,742,558	16,647,629	65,030,312	61,899,859

Same-station SOI	$9,989,192	$10,788,902	$35,874,954	$37,088,420

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Same-station SOI	$9,989,192	$10,788,902	$35,874,954	$37,088,420
Same-station net revenue adjustment	555,766	—	4,000,454	1,252,318
Same-station station operating expenses adjustment	(319,105)	—	(2,013,827)	(628,936)
Corporate general and administrative expenses	(2,243,679)	(2,184,057)	(8,624,395)	(8,105,250)
Other operating expenses	—	—	(185,916)	—
Depreciation and amortization	(580,233)	(533,703)	(2,220,641)	(2,097,179)
Interest expense	(1,370,072)	(2,083,896)	(7,081,801)	(6,488,521)
Loss on extinguishment of long-term debt	—	44,179	(1,260,784)	(2,563,979)
Other income (expense), net	(16,635)	12,812	89,758	(178,716)
Income tax expense	(2,434,318)	(2,438,956)	(7,031,539)	(7,246,887)

Net income	$3,580,916	$3,605,281	$11,546,263	$11,031,270

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